Exhibit 24 (b) 9


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                         National Life Insurance Company
               One National Life Drive o Montpelier, Vermont 05604
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D. Russell Morgan                         Direct Dial: (802) 229-3113
Chief Compliance Officer -                Separate Accounts FAX: (802) 229-3743
                                          E-mail:rmorgan@nationallife.com


                                            April 29, 2005


The Board of Directors
National Life Insurance Company
National Life Drive
Montpelier, Vermont  05604


                  Re:  Variable Annuity Registration Statement
                       Post-Effective Amendment No. 18

Ladies and Gentlemen:

         With reference to the Post-Effective Amendment No. 18 to the Registration Statement on Form N-4 as amended, filed by National Life Insurance Company and National Variable Annuity Account II with the Securities and Exchange Commission covering individual variable annuity contracts, I have examined such documents and such laws as I considered necessary and appropriate and on the basis of such examination, it is my opinion that:

         1. National Life Insurance Company is duly organized and validly existing under the laws the State of Vermont, and has been duly authorized to issue individual variable annuity contracts by the Department of Insurance of the State of Vermont.

         2. National Variable Annuity Account II is a duly authorized and existing separate account established pursuant to the provisions of Title 8, Vermont Statutes Annotated, sections 3855 to 3859.

         3. The individual variable annuity contracts, when issued as contemplated by said Form N-4 Registration Statement, will constitute legal, validly issued and binding obligations of National Life Insurance Company.

     I hereby consent to the filing of this opinion as an Exhibit to said Post-Effective Amendment No. 16 to the N-4 Registration Statement and to the use of my name under the caption "Legal Matters" in the Registration Statement.

                                                     Sincerely,

                                                     /s/ D. Russell Morgan

                                                     D. Russell Morgan
                                                     Chief Compliance Officer